Exhibit 10.1

FIRST AMENDMENT TO

FIRST AMENDED 2007 STock INCENTIVE PLAN

This First Amendment (the “First Amendment”) to that certain First Amended 2007 Stock Incentive Plan (the “2007 Plan”) of Bio-Path Holdings, Inc., a Utah corporation (the “Company”), is made effective as of the 8th day of August, 2013. All capitalized and undefined terms used herein shall have the meanings ascribed to such terms in the 2007 Plan.

WHEREAS, pursuant to Section 21 of the 2007 Plan, the board of directors (the “Board”) of the Company is authorized to amend the 2007 Plan; and

WHEREAS, the Board unanimously approved an amendment to the 2007 Plan as set forth herein.

NOW, THEREFORE, in connection with the foregoing, the 2007 Plan is hereby amended as follows:

1.                  The last sentence of Section 2.1 of the 2007 Plan is hereby deleted in its entirety and replaced with the following:

“Subject to adjustment in accordance with Section 18.4, in any calendar year, no Participant shall be granted Awards in respect of more than 1,500,000 shares of Common Stock (whether through grants of options or SARs or other Awards of Common Stock or rights with respect thereto).”

2.                  Except as amended and modified by this First Amendment, the 2007 Plan shall continue in full force and effect, and the 2007 Plan and this First Amendment shall be construed as one and the same instrument.

IN WITNESS WHEREOF, the Company executed this First Amendment as of the date first above written.

BIO-PATH HOLDINGS, INC.

By:	/s/ Peter H. Nielsen
Name:	Peter H. Nielsen
Title:	President and Chief Executive Officer